As filed with the Securities and Exchange Commission on October 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AECOM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	61-1088522
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(213) 593-8000

(Address of Principal Executive Offices)

URS Corporation 2008 Equity Incentive Plan

(Full Title of the Plan)

Michael S. Burke

President and Chief Executive Officer

AECOM Technology Corporation

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(213) 593-8000

(Name, address and telephone number including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,560,948	$27.91 per share	$71,476,058.68	$8,305.52

(1)               This Registration Statement registers an aggregate of 2,560,948 shares of Common Stock, which shares are issuable under the URS Corporation 2008 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of Common Stock that become available under the URS Corporation 2008 Equity Incentive Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)               Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (c), based upon the average of the high and low prices of the AECOM’s Common Stock on the New York Stock Exchange on October 15, 2014.

INTRODUCTION

This Registration Statement on Form S-8 is filed by AECOM Technology Corporation (“AECOM” or the “Registrant”), relating to 2,560,948 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to awards under the URS Corporation 2008 Equity Incentive Plan (the “Plan”), which AECOM assumed upon the closing of its acquisition of URS Corporation pursuant to that certain Agreement and Plan of Merger, dated as of July 11, 2014, by and among AECOM, ACM Mountain I,LLC, ACM Mountain II, LLC and URS Corporation.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:

(1)                                 The Registrant’s latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(2)                                 All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest Annual Report or prospectus referred to in (1) above; and

(3)                                 The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 8, 2007, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. AECOM’s Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of AECOM’s officers, directors, employees and agents to the extent and under the circumstances permitted under the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of AECOM Technology Corporation (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 18, 2011).

4.2

Amendment to Amended and Restated Certificate of Incorporation of AECOM Technology Corporation (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on August 1, 2014).

4.3	Amended and Restated Bylaws of AECOM Technology Corporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 2, 2009).

4.4	URS Corporation 2008 Equity Incentive Plan.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to AECOM Technology Corporation.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm to URS Corporation.

23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney.

Item 9. Undertakings.

A                                       The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of October, 2014.

AECOM TECHNOLOGY CORPORATION

By:	/s/ Michael S. Burke
Michael S. Burke
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Burke	Director and Chief Executive Officer (Principal Executive Officer)	October 17, 2014
Michael S. Burke

/s/ Stephen M. Kadenacy	Chief Financial Officer and President (Principal Financial Officer)	October 17, 2014
Stephen M. Kadenacy

/s/ Ronald E. Osborne	Senior Vice President, Corporate Controller (Principal Accounting Officer)	October 17, 2014
Ronald E. Osborne

*	Director and Executive Chairman	October 17, 2014
John M. Dionisio

	Director	October 17, 2014
William H. Frist

*	Director	October 17, 2014
James H. Fordyce

*	Director	October 17, 2014
Linda Griego

*	Director	October 17, 2014
David W. Joos

*	Director	October 17, 2014
Richard G. Newman

*	Director	October 17, 2014
William G. Ouchi

*	Director	October 17, 2014
Robert J. Routs

*	Director	October 17, 2014
William P. Rutledge

*	Director	October 17, 2014
Clarence T. Schmitz

	Director	October 17, 2014
Douglas W. Stotlar

*	Director, AECOM Vice Chairman	October 17, 2014
Daniel R. Tishman

The undersigned by signing his name hereto does sign and execute this registration statement on Form S-8 pursuant to the Power of Attorney executed by the above-named directors of the registrant, which is being filed herewith on behalf of such directors.

*By:	/s/ David Y. Gan
David Y. Gan
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of AECOM Technology Corporation (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 18, 2011).

4.2

Amendment to Amended and Restated Certificate of Incorporation of AECOM Technology Corporation (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on August 1, 2014).

4.3	Amended and Restated Bylaws of AECOM Technology Corporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 2, 2009).

4.4	URS Corporation 2008 Equity Incentive Plan.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to AECOM Technology Corporation.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting to URS Corporation.

23.3	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney.